Exhibit 10.iii.(cc)

AMENDMENT TO THE
ROBERT QUALLS KEY MANAGER SEVERANCE AGREEMENT

                WHEREAS, IMC Global Inc., a Delaware corporation (the "Company") entered into that certain Key Manager Severance Agreement (the "Agreement") with Robert Qualls (the "Executive") dated October 25, 2002.

                WHEREAS, the Company and the Executive desire to amend the Agreement in certain respects.

                NOW, THEREFORE, in consideration of the agreements and covenants contained in the Agreement, and in consideration of the agreements and covenants contained herein, the sufficiency of which is acknowledged, the Executive and the Company hereby agree to the amendment of the Agreement as follows:

         1.    The "Employment Term", as defined in Article 5 of the Agreement, is increased from one (1) year to two (2) years, which change shall be reflected in the Agreement, and any references in Article 5 of the Agreement pertaining to compensation and/or benefits, whether in the form of severance or otherwise, as calculated in accordance with this period, shall be changed accordingly.

                IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Robert Qualls Key Manager Severance Agreement this 15th day of December, 2003.

For the Company:
_____________________________________________
Robert Qualls:
_____________________________________________ Robert Qualls

Return to IMC Global Inc. Form 10-K